EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-54662
(To Prospectus dated July 3, 2003)



                              [HOLDRS RETAIL LOGO]


                        1,000,000,000 Depositary Receipts
                            Retail HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (SM) Trust.

     The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                       Share         Primary
                        Name of Company      Ticker   Amounts    Trading Market
     Albertson's, Inc.                        ABS        8            NYSE
     Amazon.com, Inc.                         AMZN       7         Nasdaq NMS
     Best Buy Co., Inc.                       BBY        6            NYSE
     Costco Wholesale Corporation             COST       8         Nasdaq NMS
     CVS Corporation                          CVS        7            NYSE
     Federated Department Stores               FD        4            NYSE
     Kohl's Corporation                       KSS        6            NYSE
     Lowe's Companies, Inc.                   LOW       14            NYSE
     RadioShack Corporation                   RSH        3            NYSE
     Safeway Inc.                             SWY        9            NYSE
     Sears, Roebuck and Co.                    S         6            NYSE
     Target Corporation                       TGT       16            NYSE
     The Gap, Inc.                            GPS       16            NYSE
     The Home Depot, Inc.                      HD       40            NYSE
     The Kroger Co.                            KR       15            NYSE
     The Limited, Inc.                        LTD        8            NYSE
     The May Department Stores Company        MAY        6            NYSE
     The TJX Companies, Inc.                  TJX       10            NYSE
     Walgreen Co.                             WAG       19            NYSE
     Wal-Mart Stores, Inc.                    WMT       36            NYSE


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2003.